To the Board of Trustees of FactorShares Trust
and the Shareholders of PureFunds ISE Diamond/Gemstone ETF,
PureFunds ISE Junior Silver (Small Cap Miners/Explorers) ETF,
and PureFunds ISE Mining Service ETF.

We have audited the accompanying statements of assets and liabilities of the FactorShares Trust  PureFunds ISE
Diamond/Gemstone ETF, PureFunds ISE Junior Silver (Small Cap Miners/Explorers) ETF, and PureFunds ISE
Mining Service ETF, including the schedules of investments, as of September 30, 2013, and the related statements of operations, and the statements of changes in net assets and the financial highlights for the period November 29,
2012 (commencement of operations) through September 30, 2013. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board
(United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2013 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the FactorShares Trust  PureFunds ISE Diamond/Gemstone ETF, PureFunds ISE
Junior Silver (Small Cap Miners/Explorers) ETF, and PureFunds ISE Mining Service ETF as of September 30,
2013, and the results of their operations and it’s changes in their net assets and the financial highlights for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/WithumSmith+Brown, PC

New York, NY
November 26, 2013

PureFunds™ ETFs

Report of Independent Registered Public Accounting Firm